TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                     STRONG INTERNATIONAL INCOME FUNDS, INC.

         The undersigned Vice President and Assistant Secretary of Strong International Income Funds, Inc. (the "Corporation"), hereby certifies that, in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong International Bond Fund as the Investor series of the Strong International Bond Fund and to remove the name and address of the initial registered agent and office, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES                     AUTHORIZED NUMBER OF SHARES

Strong International Bond Fund                       Investor                   Indefinite'

         Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 6th day of April, 2001.

                                    STRONG INTERNATIONAL INCOME FUNDS, INC.



                                    By:       /S/ CATHLEEN A. EBACHER
                                        ----------------------------------------
                                        Cathleen A. Ebacher, Vice President and
                                        Assistant Secretary

This instrument was drafted by

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051